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                                                                   EXHIBIT 10.19



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made and entered into as of March 5, 2001 (the "Effective Date"), by and between AVIDYN, Inc., a Delaware corporation (the "Corporation"), and Joseph A. Hensley ("Employee").

                                   WITNESSETH

         WHEREAS, the Corporation is a holding company of a health care technology company and utilization review and case management company; and

         WHEREAS, Employee has competence and experience in operating companies and acquiring related companies; and

         WHEREAS, the Corporation desires to hire Employee as President of the Corporation, and Employee is willing and desirous to be so employed under mutually satisfactory terms and conditions; and

         WHEREAS, the parties desire to provide a full statement of their agreement in connection with Employee providing of services to the Corporation during the term of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration hereinafter recited, the Corporation and Employee agree as follows:

         1. Employment as President. The Corporation hereby offers and Employee hereby accepts employment as President of the Corporation and will perform the duties as may be directed from time to time by the Board of Directors of the Corporation. Employee will also use his best efforts to preserve the business of the Corporation and its affiliates and the goodwill of all employees, customers, suppliers and other persons having business relations with the Corporation and its affiliates. As used in this Agreement, "affiliates" will mean persons or entities that directly, or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Corporation.

         2. Reporting Relationship. Employee, in performing his services as President, will (i) be subject to the control and direction of the Board of Directors of the Corporation, (ii) perform his duties in a diligent, trustworthy, loyal, businesslike and efficient manner, and (iii) abide by all company policies and rules, all for the purpose of advancing the business of the Corporation and its affiliates.

         3. Exclusive Contract. Employee will engage in no other business activities or affairs whatsoever, neither for another party nor in his own behalf, and without regard as to whether such services are performed after established work hours or on weekends without prior approval of the Board of Directors of the Corporation.

         4. Base Salary; Bonus; Options.

         (a) The Corporation will pay to Employee, and Employee agrees to accept as full consideration for his employment, $15,417 per month during the term of this Agreement, payable in accordance to the Corporation standard payroll practices, subject to all withholdings (i) required by federal, state or local law and (ii) pursuant to any agreement with Employee. The Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee") will review the base salary annually

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beginning in calendar year 2002 to determine if any increase in base salary is appropriate. The parties have agreed that Employee shall be entitled to 12 days of unpaid vacation prior to April 17, 2001.

         (b) Employee will receive a bonus for calendar year 2001 of one and one-half percent (1 1/2%) of the Corporation's operating income above a mutually agreed base level of operating income to be reflected in the minutes of the Compensation Committee for its meeting on March 2001. The amount determined in the preceding sentence will be reduced by twenty-five percent (25%) to reflect the fact that Corporation will employ the Employee for only part of calendar year 2001. Employee and the Compensation Committee will mutually agree upon a bonus plan for subsequent years.

         (c) Employee will be granted 50,000 nonqualified options to acquire the Corporation's common stock at an exercise price of $5.875 (the "Exercise Price"). Such options will vest at the rate of twenty percent (20%) per year for five (5) years except that the options will all immediately vest in the event the stock price reaches $16.16 as defined in the stock purchase agreement.

         5. Moving Expenses. Employee will be reimbursed reasonable moving expenses. In determining the amount of reasonable moving expenses, Employee will obtain at least two (2) bids for his moving expenses and the most reasonable bid will be selected. In addition, reasonable expenses for transportation to Dallas for Employee (including one other person) will also be reimbursed. With respect to Employee's residence in Phoenix, Arizona, the Corporation will reimburse Employee the closing costs (commission paid to realtor, title insurance and similar costs) incurred by Employee upon the sale of such residence. The Corporation and Employee will cooperate with respect to such reimbursements to be sure that both parties receive the most advantageous tax position.

         6. Term; Employment at Will. This Agreement will have a term of one (1) year and will be automatically renewed for one (1) year periods. Notwithstanding the foregoing, the employment contemplated by this Agreement will be employment at will under the laws of the State of Texas and this Agreement may be terminated by either party by giving fifteen (15) days written notice to the other party. If termination of the Employee by the Corporation (i) is without cause or (ii) as a result of a Change of Control (as defined below) of the Corporation, Employee will be entitled to a severance payment equal to fifty percent (50%) of his annual base salary in effect at the time of the termination, subject to execution of the Corporation's standard release. For the purposes of this Agreement, a "Change of Control" will be deemed to have occurred if:

         (a) Any "person", including a "group" as determined in accordance with
Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of Corporation representing 51% or more of the combined voting power of the Corporation's then outstanding securities other than J. Ward Hunt or his heirs, The Answer Partnership Ltd. ("TAP") or any corporation or partnership owned or control by TAP or J. Ward Hunt or his heirs;

         (b) The Corporation is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation will then be owned in the aggregate by the former shareholders of the Corporation, other than (i) any party to such merger or consolidation, or (ii) any affiliates of any such party;

         (c) A tender offer or exchange offer is made and consummated for the ownership of securities of Corporation representing 51% or more of the combined voting power of Corporation's then outstanding voting securities; or


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         (d) The Corporation transfers all or substantially all of the assets of the Corporation to another corporation or entity that is not wholly owned corporation of the Corporation.

         7. Restrictive Covenants.

         (a) Nonemployment Agreement. For a period of two years after the termination or cessation of his employment with the Corporation for any reason whatsoever, Employee will not, on his own behalf or on behalf of any other person, partnership, association, corporation or other entity, hire or solicit or in any manner attempt to influence or induce any employee of the Corporation or its affiliates to leave the employment of the Corporation or its affiliates, nor will he use or disclose to any person, partnership, association, corporation or other entity any information obtained while an employee of the Corporation concerning the names and addresses of the Corporation's employees.

         (b) Noncompetition Agreement. Employee acknowledges and agrees that the training he will receive, the experience he will gain while employed and the information he will acquire regarding the Corporation's and its affiliates' trade secrets and confidential and proprietary information will enable him to injure the Corporation if he should compete with the Corporation or its affiliates in a business that is competitive with the business conducted or to be conducted by the Corporation or its affiliates. For these reasons, Employee hereby agrees as follows:

         (i) Without the prior written consent of the Corporation, Employee will not, during the period of employment with the Corporation, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business that is competitive with that of the Corporation or its affiliates, (ii) accept employment with or render services to a competitor of the Corporation or any of its affiliates as a director, officer, agent, employee or consultant, (iii) contact, solicit or attempt to solicit or accept business from any (A) customers of the Corporation or its affiliates or (B) person or entity whose business the Corporation or its affiliates is soliciting,
(iv) contact, solicit or attempt to solicit or accept or direct business that is competitive with such business being conducted by the Corporation during Employee's employment under this Agreement from any of the customers of the Corporation or any of its affiliates, or (v) take any action inconsistent with the fiduciary relationship of an employee to his employer.

         (ii) Upon any termination or cessation of his employment with the Corporation for any reason whatsoever, and for a period of two years thereafter, Employee will not, directly or indirectly, either as an individual, a partner or a joint venturer, or in any other capacity, within the [United States of America] (the "Restricted Area"), (i) invest (other than investments in publicly-owned companies which constitute not more than 1% of the voting securities of any such company) or engage in any business that is competitive with that of the Corporation or its affiliates, (ii) accept employment with or render services to a competitor of the Corporation or its affiliates as a director, officer, agent, employee or consultant, or (iii) contact, solicit or attempt to solicit or accept business (A) from any of the customers of the Corporation or its affiliates as of the date of this Agreement or at the time of Employee's termination or cessation of employment, or (B) from any person or entity whose business the Corporation or its affiliates were soliciting as of such time. For purposes of this Agreement, a competitor specifically includes persons, firms, sole proprietorships, partnerships, companies, corporations or other entities that market products and/or perform services in direct or indirect competition with those marketed and/or performed by the Corporation or its affiliates within Restricted Area.

         (c) Severability. The parties hereto intend all provisions of this
Section 7 to be enforced to the fullest extent permitted by law. Employee acknowledges and agrees that the restrictive covenants in this Section 7 are reasonable and valid in geographic and temporal scope and in all other respects.


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Employee also acknowledges that the enforcement of the restrictive covenants in this Section 7 will not prevent Employee from finding other employment. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Section 7 is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. In addition, however, Employee agrees that the noncompetition agreements and nonemployment agreements set forth above each constitute separate agreements independently supported by good and adequate consideration and will be severable from the other provisions of, and will survive, this Agreement. The existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Corporation of the covenants and agreements of Employee contained in the noncompetition, or nonemployment agreements. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8. Death. This Agreement will terminate automatically upon the death of Employee.

         9. Disability. If at the end of any month Employee is, and has been for substantially all the normal working days during three or more consecutive months, unable to perform the duties specified pursuant to this Agreement, due to mental or physical disability, then the Corporation may terminate Employee's employment. Any determination of such an inability to perform will be made only by the Board of Directors of the Corporation with such professional advice as he may deem appropriate. Any determination of disability made by the Corporation's Board of Directors will be final and conclusive. Nothing in this Section 9 will affect Employee's disability insurance contract rights.

         10. Post-Termination Payments. Upon termination pursuant to Sections 7, 8 and 9 of this Agreement, the Corporation will pay Employee or his estate any base salary earned and unpaid to the date of termination, and any outstanding funds advanced by the Corporation to or on behalf of Employee will become immediately due and payable. In the event that any funds are due from Employee to the Corporation, the Corporation will, upon termination of Employee's employment, have a right to reduce any payment due to Employee by the sums owed to the Corporation. In addition, if termination is pursuant to Sections 8 or 9 of this Agreement, then within ninety (90) days after the end of the Corporation's fiscal year during which Employee's death or commencement of disability occurred, the Corporation will pay Employee or his estate a portion of the annual incentive compensation, if any has been earned, as prorated by the Corporation's Board of Directors, which proration will be final and conclusive.

         11. Prior Agreements. This Agreement terminates, cancels and supersedes all prior verbal and written understandings between the Corporation and Employee regarding services covered under this Agreement. Employee will execute the Corporation's standard Employee Confidentiality Agreement on his first day of employment.

         12. Complete Agreement. This Agreement embodies the complete, full and exclusive understanding of the Corporation and Employee with respect to Employee's employment by the Corporation. Any amendments, additions, or supplements to or cancellation of this Agreement will be effective and binding on the Corporation and Employee if in writing and signed by both parties. This


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Agreement will be binding upon the successors and assigns of the parties. No waiver of a breach hereof will be deemed to constitute a waiver of a future breach, whether of a similar or a dissimilar nature.

         13. No Assignment. Neither party hereto may transfer or assign its rights or interests under this Agreement without the other party's written consent.

         14. Notice. Any written notice given under this Agreement by either party will be delivered via certified mail, return receipt requested, via courier or in person directed to the addressee at the address of such addressee as hereinafter set forth, unless prior written notice of a change of address has been furnished, in which case such changed address will be used:


                                  AVIDYN, Inc.
                         16980 Dallas Parkway, Suite 120
                               Dallas, Texas 75248

                                Joseph A. Hensley
                             3025 N. Manor Dr. East
                             Phoenix, Arizona, 85014

         Notice will be deemed to be given upon the date when delivery is first attempted at the address of the addressee.

         15. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Texas.

         16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date written above.



                                     /s/ Joseph A. Hensley
                                    --------------------------------------
                                    Joseph A. Hensley



                                    AVIDYN, Inc.



                                    By: /s/ J. Ward Hunt
                                       -----------------------------------
                                       J. Ward Hunt, Chairman of the Board


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